Exhibit 99.1

Press Release

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Investorrelations@cott.com

COTT ANNOUNCES CLOSING OF $525 MILLION 5.375% SENIOR NOTE OFFERING, RESULTS TO DATE OF TENDER OFFER AND CONSENT SOLICITATION AND NOTICE OF INTENT TO REDEEM THE REMAINING OUTSTANDING 8.125% SENIOR NOTES DUE 2018

TORONTO, ON and TAMPA, FL – June 24, 2014 – Consistent with Cott Corporation’s (NYSE:COT; TSX:BCB) recently announced strategic priorities, Cott announced today that its wholly owned subsidiary, Cott Beverages Inc. (“Cott Beverages”), has closed its private placement of $525 million in aggregate principal amount of 5.375% senior notes due 2022 (the “New Notes”), resulting in net proceeds to Cott Beverages of approximately $517 million.

As announced on Cott’s first quarter earnings call, Cott’s five strategic priorities are:

1.	Continue with our 4C’s approach including our tight operating management and capital controls with an ongoing focus on cash generation.

2.	Increase our allocation of new and dedicated resources against our growth in contract manufacturing with a three year target of adding 50 to 80 million 8oz equivalent cases to our North American contract manufacturing channel which includes incremental contract manufacturing growth of between 15 and 18 million 8oz equivalent cases in 2014.

3.	Refinance our 8.125% senior notes due 2018 (the “2018 Notes”) in parallel with an expansion of our overall debt capacity but at the same time reduce our interest rate. The refinancing of our 2018 Notes and the issuance of the New Notes will result in an approximate $2 million reduction in interest costs per annum.

4.	Based on our current view of the operating environment, increase our return of funds to shareholders to up to 50% of our free cash flow over the next 12 months via an increase in our opportunistic share repurchase plan and the continuance of our 6 cents quarterly dividend that is now denominated in US currency.

5.	Accelerate in pace and scale our diversifying acquisitions outside of carbonated soft drinks and shelf stable juices, with a focus on other beverage

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categories and beverage adjacencies, as well as on driving our channel mix beyond large format retail and supermarket stores. In line with this priority, our United Kingdom / Europe Business Unit recently acquired Aimia Foods (Holdings) Limited, which further improves our product, package and channel diversification by expanding our product line into the foodservice channel to include hot chocolate, coffee, malt drinks, creamers/whiteners and cereals, and by providing us with new packaging formats, which include pouches, jars, sticks, in-cup products, sachets and block-bottom bags.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Cott also announced today that Cott Beverages has accepted for purchase $295,929,000 million aggregate principal amount of the 2018 Notes, or 78.91% of the total outstanding, which were validly tendered prior to 5:00 p.m., New York City time, on June 23, 2014 (the “Consent Expiration”), pursuant to Cott Beverages’ previously announced cash tender offer and consent solicitation (the “Tender Offer”). Holders of Notes accepted for purchase will receive the “Total Consideration” of $1,054.63, plus accrued and unpaid interest to, but not including, the initial settlement date for the Tender Offer, which is today. Cott Beverages expects to use the net proceeds from the offering of the New Notes to repurchase the 2018 Notes tendered in the Tender Offer, to redeem any of the 2018 Notes that remain outstanding, to repay any outstanding loans under its asset-based lending credit facility, to pay related fees and expenses and for general corporate purposes.

Cott also announced that Cott Beverages has received consents (coupled with tenders) from holders representing a majority of the outstanding principal amount of the 2018 Notes to adopt the proposed amendments to the 2018 Notes. A supplemental indenture effecting the proposed amendments has been executed, but such proposed amendments will only become operative simultaneously upon the acceptance for payment of all 2018 Notes that are validly tendered (and not previously withdrawn).

The Tender Offer will expire at 11:59 p.m., New York City time, on July 8, 2014, unless extended or earlier terminated (the “Expiration Time”). Holders who tender their 2018 Notes prior to the Expiration Time will be eligible to receive consideration equal to $1,024.63, plus any accrued and unpaid interest on the 2018 Notes up to, but not including, the final payment date for the Tender Offer, which is expected to be July 9, 2014.

In addition, Cott Corporation announced today that Cott Beverages gave notice to Wells Fargo Bank, National Association (“Wells Fargo”), the trustee under the indenture governing the 2018 Notes, of its intent to redeem the remaining outstanding 2018 Notes following the Expiration Time at a redemption price equal

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to 100% of the aggregate principal amount of the 2018 Notes to be redeemed, a make-whole premium, and accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. The redemption date will be July 24, 2014.

Cott Beverages has instructed Wells Fargo to send a notice of redemption on June 24, 2014 in the name of Cott Beverages, which contains additional information concerning the terms and conditions of the redemption, to all currently registered holders of the 2018 Notes.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Instructions. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Cott Beverages, the dealer manager, the solicitation agent, the information agent, the depositary or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consent to the proposed amendments.

Cott Beverages has retained BofA Merrill Lynch to act as sole dealer manager and solicitation agent for the tender offer and consent solicitation and D.F. King & Co., Inc. to act as information agent and depositary for the tender offer. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 848-3416 (toll free) or (212) 269-5550 (collect). Questions regarding the tender offer or consent solicitation may be directed to BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 388-3646 (collect).

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Cott’s strategic priorities, the completion of the tender offer, and the Total Consideration or Tender Consideration, as applicable, to be paid to holders of the 2018 Notes who tender their 2018 Notes prior to the Consent Expiration or prior to the Expiration Time, as applicable, and the redemption of the 2018 Notes. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Factors that could cause actual results to differ materially from those described in this press release include those risks and uncertainties indicated from time to time in Cott’s filings with the

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Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.